Exhibit 10.3

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THIS CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, HYPOTHECATED, OR OTHERWISE DISPOSED OF (COLLECTIVELY, A “TRANSFER”) UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO SAID ACT AND SUCH LAWS; OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SAID ACT AND SUCH LAWS AND THE RECIPIENT OF SUCH TRANSFER EXECUTES AN AGREEMENT WITH THE COMPANY (IN A FORM REASONABLY SATISFACTORY TO THE COMPANY) OBLIGATING IT TO ABIDE BY COMPARABLE RESTRICTIONS ON TRANSFER.

ARCH THERAPEUTICS, Inc.

Series 1 UNSECURED convertible PROMISSORY NOTE

$[●]	As of ________, 2020 (the “Issuance Date”)

FOR VALUE RECEIVED, Arch Therapeutics, Inc., a Nevada corporation (“Borrower” or the “Company”) promises to pay to [●] (“Lender”), or [his/her/its] registered assigns, in lawful money of the United States of America (i) the principal sum of [Principal Amount] dollars ($[Principal Amount].00), or such lesser amount as shall equal the outstanding principal amount (the “Principal Amount”) of this Series 1 Unsecured Convertible Promissory Note, which is one of a duly authorized series of notes of the Company of like tenor and effect (except the variations necessary to express the name of payee, the date, and the principal amount of each Note), each issued on or prior to July 3, 2020 (each a “Note” and collectively the “Notes”); and (ii) interest accrued on the unpaid Principal Amount in accordance with Section 2. All Note Obligations (as defined below) shall be due and payable on the earlier of (i) ON DEMAND at any time after the Maturity Date (as defined below) of this Note unless Borrower notifies Lender that such Note Obligations will be converted into Common Stock in accordance with the terms of Section 6(c)iii); or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Lender or made automatically due and payable in accordance with the terms hereof. Borrower and Lender may be individually referred to herein as a “Party” or collectively as the “Parties”. On the date hereof, in exchange for the issuance of this Note, the Lender shall pay to the Company the Principal Amount in cash via wire transfer in accordance with the wire instructions attached hereto as Exhibit A.

1.	Definitions.

(a)	Preamble and Recitals: The terms defined above are incorporated herein.

(b)	Other Defined Terms: For purposes of this Note, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa):

i)	“Borrower Optional Conversion Amount” shall have the meaning set forth in Section 6(c)i).

ii)	“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Massachusetts are permitted or obligated by applicable law to remain closed.

iii)	“Change of Control” means any of the following: (i) the sale or disposition of all or substantially all of the assets of Borrower to a third party; (ii) the acquisition by a third party of more than fifty percent (50%) of Borrower’s outstanding voting capital stock; or (iii) the merger or consolidation of Borrower with or into another entity unless the holders of Borrower’s voting capital stock immediately prior to such merger or consolidation hold at least fifty percent (50%) of the ownership of voting capital stock of the acquiring third party or the surviving entity in such merger or consolidation, as the case may be, immediately after the merger or consolidation. Notwithstanding the foregoing, (x) a Change of Control shall not be deemed to occur on account of a Qualified Equity Financing; and (y) any transaction or series of transactions principally for bona fide equity financing purposes shall not be deemed to be a Change of Control of Borrower.

iv)	“Closing Date” shall have the meaning set forth in Section 6(c)i).

v)	“Common Stock” means the Company’s common stock, par value $0.001 per share.

vi)	“Conversion Price” shall mean $0.27 per share.

vii)	“Event of Default” shall have the meaning set forth in Section 4

viii)	“Fractional Payment Amount” shall have the meaning set forth in Section 6(f).

ix)	“Lender Optional Conversion Amount” shall have the meaning set forth in Section 6(b).

x)	“Maturity Date” means June 30, 2020

xi)	“Maximum Rate” shall have the meaning set forth in Section 2.

xii)	“Note Obligations” means, as of the date of measurement, the Company’s obligation to pay the aggregate sum of (i) the outstanding unpaid Principal Amount of this Note; (ii) all accrued and unpaid interest thereon calculated in accordance with Section 2; and (iii) any other amounts payable hereunder with respect to this Note; provided, however, that if Borrower notifies Lender that it will exercise its conversion right in accordance with the terms of Section 6(c)iii), Note Obligations shall mean, for purposes of Section 6(c)iii), the aggregate sum of (x) the product of (A) the outstanding unpaid Principal Amount of this Note as of the Maturity Date and all accrued and unpaid interest on the outstanding unpaid Principal Amount of this Note as of the Maturity Date calculated in accordance with Section 2 and (B) 1.35; and (y) any other amounts payable hereunder with respect to this Note.

xiii)	“Prepayment Date” shall have the meaning set forth in Section 6(b).

xiv)	“Prepayment Notice” shall have the meaning set forth in Section 6(b).

xv)	“Principal Market” means the OTCQB tier of the OTC Marketplace.

xvi)	“Qualified Equity Financing” means the offer and sale for cash by Borrower of any of its equity securities with the principal purpose of raising capital that (i) results in aggregate gross proceeds to Borrower of at least $5,000,000 (excluding any portion of the Principal Amount of any of the Notes that shall be converted into Borrower equity securities pursuant to Section 6 of this Note, or any other convertible debt issued by the Company that are exchanged for equity securities of the Company in such financing); and (ii) is priced at a minimum per share price of $0.27.

xvii)	“Requisite Holders” means the holders of a majority of the outstanding aggregate principal amount under the Notes.

xviii)	“Securities” shall have the meaning set forth in Section 8(c).

xix)	“Securities Act” means the U.S. Securities Act of 1933, as amended.

xx)	“Trading Day” means a day on which the Principal Market is open for trading.

xxi)	“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

xxii)	“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable; (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Requisite Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2.	Interest. Interest on the outstanding portion of the Principal Amount shall accrue at a rate equal to the lesser of ten percent (10%) per annum and the maximum non-usurious interest rate permitted by applicable law (the “Maximum Rate”). Any overdue unpaid Principal Amount shall bear interest, before and after judgment, for each day that such amounts are overdue at a rate equal to the lesser of fifteen percent (15%) per annum and the Maximum Rate. All computations of interest shall be made on the basis of a 365 day year for the actual number of days occurring in the period for which such interest is payable; provided, however, if any portion of the Principal Amount is either prepaid pursuant to Section 3 or converted pursuant to Section 6 prior to the 12 month anniversary of the Issuance Date, interest accrued with respect to such prepaid or converted portion of the Principal Amount shall equal 10% of the Principal Amount that is prepaid or converted.

3.	Prepayment. Upon ten (10) Business Days prior written notice to Lender, Borrower may prepay this Note in whole or in part, provided that: (i) any prepayment of this Note may only be made in connection with the prepayment of all Notes on a pro rata basis, based on the respective aggregate outstanding Principal Amounts of each such Note; and (ii) any such prepayment will be applied first to the payment of costs and expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such costs, expenses and accrued interest, to the payment of the Principal Amount of this Note. Such written notice (a “Prepayment Notice”) shall specify the portion of the Note to be prepaid, and the proposed date such prepayment shall become effective (the “PrePayment Date”).

4.	Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)	Failure to Pay. Borrower shall fail to pay when due any principal or interest payment on the due date hereunder or any other amount payable hereunder when due, whether at maturity or otherwise, provided that the Company fails to pay such amounts within 15 days of receiving written notice from the Lender that such amounts are due and unpaid; or

(b)	Voluntary Bankruptcy or Insolvency Proceedings. Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated; (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it

(c)	Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within [30] days of commencement; or

(d)	Other Defaults. Borrower shall fail to pay any obligation in excess of $100,000, either individually or in the aggregate, when the same becomes due and payable and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument giving rise to such obligation or obligations; or

(e)	Agreements. Borrower shall fail to perform or observe in all material respects any of its covenants or agreements in this Note and such failure shall continue for ten (10) days after Borrower obtaining knowledge of such failure or receipt by Borrower from Lender of a written notice of such failure.

5.	Rights of Lender upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(b) or 4(c)) and at any time thereafter during the continuance of such Event of Default, the outstanding Note Obligations payable by Borrower hereunder shall become immediately due and payable upon election of the Requisite Holders without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 4(b) and 4(c), immediately and without notice, all outstanding Note Obligations payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6.	Conversion.

(a)	Automatic Conversion Upon a Change of Control. In the event that prior to a Qualified Financing and prior to the Maturity Date, there is a Change of Control, the Note shall be converted into that number of shares of Common Stock equal to the quotient of the Note Obligations outstanding immediately prior to the time of such Change of Control divided by the Conversion Price. The Company shall provide the Note holders with at least five (5) days prior written notice of the anticipated closing of a Change of Control.

(b)	Lender’s Optional Conversion. Lender, in its sole discretion, may elect to have all or any portion of the outstanding Principal Amount and all interest accrued with respect to such outstanding portion of the Principal Amount through the date that the Lender notifies Borrower of its intent to convert pursuant to this Section 6(b) (such Principal Amount and accrued interest, the “Lender Optional Conversion Amount”) converted into that number of shares of Common Stock equal to the quotient of the Lender Optional Conversion Amount divided by the Conversion Price. In the event Borrower provides Lender with a Prepayment Notice, Lender may also elect to convert all or any portion of the outstanding Principal Amount and any interest accrued with respect to such outstanding portion of the Principal Amount in accordance with this Section 6(b) at any time up through the Prepayment Date specified in the Prepayment Notice.

(c)	Borrower’s Optional Conversion.

i)	Conversion Upon a Qualified Equity Financing. Subject to the terms and conditions of this Section 6, in the event a Qualified Equity Financing closes prior to the Maturity Date (the date of such closing, the “Closing Date”), Borrower shall have the right, but not the obligation, to cause an amount equal to the Note Obligations outstanding on the Closing Date to automatically convert simultaneously with the closing of the Qualified Equity Financing into that number of shares of Common Stock equal to the quotient of the Note Obligations outstanding on the Closing Date divided by the Conversion Price.

ii)	Pre-Maturity Date Conversion. In the event the VWAP of the Common Stock equals or exceeds $0.32 per share for at least fifteen (15) consecutive Trading Days, Borrower shall have the right, but not the obligation, to have all or any portion of the outstanding Principal Amount and all interest accrued with respect to such outstanding portion of the Principal Amount through the date that Borrower notifies the Note holders of its intent to convert pursuant to this Section 6(c)i) (such Principal Amount and accrued interest, the “Borrower Optional Conversion Amount”) converted into that number of shares of Common Stock equal to the quotient of the Borrower Optional Conversion Amount divided by the Conversion Price.

iii)	Maturity Date Conversion. In lieu of repaying the Note Obligations outstanding on the Maturity Date, Borrower shall also have the right, but not the obligation, to convert all such outstanding Note Obligations into a number of shares of Common Stock equal to the quotient of the Note Obligations outstanding on the Maturity Date divided by the Conversion Price by providing the Note holders written notice of its intent to exercise its right to convert all outstanding Note Obligations pursuant to this Section 6(c)iii) at least three (3) Business Days prior to the Maturity Date.

iv)	Pro-Rata Application. Conversion of any Note Obligations under this Note in accordance with this Section 6(c) may only be made in connection with the conversion of all Notes on a pro rata basis, based on the respective aggregate outstanding Principal Amounts of each such Note.

(d)	Surrender of Note. Promptly after any conversion pursuant to this Section 6, but in no event more than five (5) Business Days thereafter, Lender shall deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to Borrower whereby the holder agrees to indemnify Borrower from any loss incurred by it in connection with this Note arising out of any claims that the Original Note was not lost, stolen or destroyed); provided, however, that upon Borrower’s issuance of all amounts and/or Common Stock required under Section 6(a), Section 6(b), Section 6(c) and Section 6(f), as applicable, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this Section 6(d).

(e)	Reservation of Equity Securities. Borrower covenants that all Common Stock that shall be so issued shall be duly authorized, validly issued, fully paid, and non-assessable by Borrower, not subject to any preemptive rights, and free from any taxes, liens, and charges with respect to the issue thereof. Borrower shall take all such action as may be necessary to ensure that all such Common Stock may be so issued without violation of any applicable law or regulation.

(f)	Fractional Securities. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of Borrower issuing any fractional shares of Common Stock to Lender upon the conversion of this Note, Borrower shall pay to Lender an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share of Common Stock not issued pursuant to the previous sentence (the “Fractional Payment Amount”).

(g)	Issuance Taxes. The issuance of Common Stock upon conversion of all or any portion of the outstanding Note Obligations in accordance with this Section 6 shall be made without charge to Lender for any issuance tax in respect thereof.

7.	Adjustments. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 7 shall become effective at the close of business on the date the subdivision or combination becomes effective.

8.	Representations and Warranties of Lender. Lender represents and warrants to Borrower upon the acquisition of the Note as follows:

(a)	Binding Obligation. This Note has been duly executed and delivered by Lender and is a valid and binding obligation of Lender, enforceable against Lender in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)	Experience. Lender is an “accredited investor” as that term is defined in Rule 501 under the Securities Act. Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Borrower so that Lender is capable of evaluating the merits and risks of [his/her/its] investment in Borrower and has the capacity to protect Lender’s own interests.

(c)	Investment. Lender is acquiring the Note and, as applicable, the Common Stock issuable upon conversion of the Note (collectively, the “Securities”), not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Lender understands that the Note has not been, and that neither the Note nor the Common Stock will be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Lender’s representations as expressed herein and in response to Borrower’s inquiries, if any.

(d)	Rule 144. Lender acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Lender is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

(e)	No Active Trading Market. Lender understands that no active trading market may exist for any of the securities issued by Borrower and that Borrower has made no assurances that either an active trading market will ever exist for Borrower’s securities or, if one exists, that such active trading market will be maintained.

(f)	Access to Data. Lender acknowledges that Lender has received all the information Lender considers necessary or appropriate for deciding whether to acquire the Securities. Lender further represents that Lender has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(g)	Brokers or Finders. Borrower has not, and will not, incur, directly or indirectly, as a result of any action taken by Lender, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Note.

(h)	Tax Advisors. Lender acknowledges that it has had the opportunity to review with Lender’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Note.

9.	Representations and Warranties of Borrower. Borrower represents and warrants to Lender that Borrower has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note has been duly executed and delivered by Borrower and is a valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. The execution and delivery by Borrower of this Note and the performance of its obligations hereunder will not violate, conflict with, result in a breach of, or constitute a default under the organizational documents or any other agreements of Borrower or any of its subsidiaries.

10.	Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned by either Party, whether by operation of law or otherwise, without the other Party’s prior written consent, and any purported attempt by a Party to assign this Note or any of the rights, interests or obligations hereunder in violation of this Section 10 shall be null and void.

11.	Transferability. No Securities may be offered for sale, sold, transferred or assigned unless and until (i) the Note holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Note holder, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, transferred or assigned may be transferred or assigned pursuant to an exemption from registration under the Securities Act and applicable state securities laws; or (ii) the Note holder provides the Company with reasonable assurance (which may include customary representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act.

12.	No Collateral. This Note is unsecured.

13.	Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and emailed, mailed or delivered to each party as follows: (i) if to Lender, at Lender’s address or email address set forth on the signature page to this Note (or at such other address or email address as Lender shall have furnished to Borrower in writing), or (ii) if to Borrower, at the following address or email address (or at such other address or email address as Borrower shall have furnished to Lender in writing):

Borrower

Arch Therapeutics, Inc.

235 Walnut Street, Suite 6

Framingham MA 01702

E-mail address: rdavis@archtherapeutics.com

Attention: Chief Financial Officer

All such notices and communications will be deemed effectively given the earlier of (i) when received; (ii) when delivered personally; (iii) when emailed (with receipt of appropriate confirmation); (iv) one Business Day after being deposited with an overnight courier service of recognized standing; or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

14.	Miscellaneous.

(a)	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Note.

(b)	Severability. If any provision of this Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c)	Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then Maximum Rate, then that portion of the interest payment representing an amount in excess of the then Maximum Rate shall be deemed a payment of principal and, notwithstanding Section 3, be applied against the principal of this Note.

(d)	Waivers. Borrower hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(e)	Costs. Each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants or others engaged by such Party) in connection with this Note and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated. If Borrower shall default on the payment of any of the Note Obligations, Borrower shall reimburse Lender on demand for its reasonable, documented out-of-pocket costs of collection, including reasonable attorney’s fees and disbursements.

(f)	No Drafting Presumption. The language used in this Note shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(g)	Reservation of Rights. No failure on the part of Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by Lender preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of Lender.

(h)	CHOICE OF LAW. THIS NOTE AND ALL ACTIONS, CAUSES OF ACTION OR CLAIMS OF ANY KIND (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS NOTE, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MASSACHUSSETS, INCLUDING WITHOUT LIMITATION MASSACHUSSETS LAWS RELATING TO APPLICABLE STATUTES OF LIMITATION AND BURDENS OF PROOF, AVAILABLE REMEDIES AND APPLICABLE EVIDENTIARY PRIVILEGES.

(i)	WAIVER OF JURY TRIAL. THE PARTIES HERETO AGREE THAT ANY SUIT, ACTION, OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY EITHER A PARTY HERETO OR ANY SUCCESSOR OR ASSIGN ON OR WITH RESPECT TO, ARISING IN CONNECTION WITH, OR RELATED TO THIS NOTE SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THIS SECTION 14(i) IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE.

(j)	INTEGRATION. THIS NOTE REPRESENTS THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(k)	Amendments and Waivers. Any term of this Note may be amended, modified (including, without limitation, any extension of the Maturity Date, to change the Conversion Price) or waived upon the written consent of Borrower and the Requisite Holders; provided however, that, any such amendment or waiver must apply to all outstanding Notes. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides. The Company shall promptly notify all Note holders of any such change or amendment.

(l)	Counterparts. This Note be manually or electronically executed in one or more counterparts (delivery of which may occur via facsimile or electronic transmission, including as an attachment to an electronic mail message in “pdf” or similar format), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the Issuance Date.

ARCH THERAPEUTICS, Inc.

By:
Name: Terrence W. Norchi, MD
Title: President & Chief Executive Officer

ACCEPTED AND AGREED:

[●]

By:
Name:
Title:

Address:

Email:

SIGNATURE PAGE TO ARCH THERAPEUTICS, INC. SERIES 1 UNSECURED CONVERTIBLE PROMISSORY NOTE

EXHIBIT A

Wire Instructions

Bank:
Account Name:
Routing Number:
Account Number: